Exhibit 99.1

NEWS RELEASE

Range Announces Third Quarter 2022 Results

FORT WORTH, TEXAS, October 24, 2022…RANGE RESOURCES CORPORATION (NYSE: RRC) today announced its third quarter 2022 financial results.

Third Quarter 2022 Highlights –

•
Highest cash flow from operating activities in Company history → $521 million
•
Highest cash flow from operations, before working capital changes, in Company history → $550 million
•
Capital spending was $138 million, approximately 29% of the 2022 budget
•
Quarterly dividend of $0.08 per quarter initiated in September
•
Share repurchase authorization increased by $1 billion in October
•
Repurchased 5.7 million shares at an average of $29.41 per share
•
Realizations before NYMEX hedges of $7.40 per mcfe
•
Natural gas differentials, including basis hedging, averaged ($0.38) per mcf to NYMEX
•
Pre-hedge NGL realizations of $35.30 per barrel
•
Production averaged 2.13 Bcfe per day, approximately 70% natural gas

Commenting on the quarter, Jeff Ventura, the Company’s CEO said, “Range delivered record free cash flow and cash flow per share in the third quarter, allowing us to reduce net debt while increasing returns of capital to shareholders. Range has unlocked a massive inventory of high-quality wells in the Marcellus, measured in decades, and translated that inventory into a business capable of generating healthy free cash flow and returns of capital through the cycles. As a result of Range’s organic operational and financial performance, commitment to disciplined spending and confidence in free cash flow sustainability, we are tripling our share repurchase authorization to $1.5 billion. We continue to view share repurchases as a compelling investment, given favorable long-term fundamentals and the underlying value of our de-risked multi-decade core inventory. This repeatable, low-risk, low-decline asset base underpins Range’s peer-leading capital intensity and resilient free cash flow profile.”

Financial Discussion

Except for generally accepted accounting principles (“GAAP”) reported amounts, specific expense categories exclude non-cash impairments, unrealized mark-to-market adjustment on derivatives, non-cash stock compensation and other items shown separately on the attached tables. “Unit costs” as used in this release are composed of direct operating, transportation, gathering, processing and compression, production, and ad valorem taxes, general and administrative, interest and depletion, depreciation and amortization costs divided by production. See “Non-GAAP Financial Measures” for a definition of each of the non-GAAP financial measures and the tables that reconcile each of the non-GAAP measures to their most directly comparable GAAP financial measure.

Third Quarter 2022 Results

GAAP revenues for third quarter 2022 totaled $1.1 billion, GAAP net cash provided from operating activities (including changes in working capital) was $521 million, and GAAP net income was $373 million ($1.49 per diluted share). Third quarter earnings results include a $458 million mark-to-market derivative loss due to the increases in commodity prices.

Non-GAAP revenues for third quarter 2022 totaled $1.1 billion, and cash flow from operations before changes in working capital, a non-GAAP measure, was $550 million. Adjusted net income comparable to analysts’ estimates, a non-GAAP measure, was $336 million ($1.37 per diluted share) in third quarter 2022.

The following table details Range’s third quarter 2022 unit costs per mcfe(a):

Expenses	3Q 2022 (per mcfe)	2Q 2022 (per mcfe)	Increase (Decrease)

Direct operating	$ 0.11	$ 0.10	10%
Transportation, gathering, processing and compression(a)	1.65	1.70	(3%)
Production and ad valorem taxes	0.04	0.04	0%
General and administrative(a)	0.16	0.17	(6%)
Interest expense(a)	0.19	0.21	(10%)
Total cash unit costs(b)	2.15	2.22	(3)%
Depletion, depreciation and amortization (DD&A)	0.46	0.46	0%
Total unit costs plus DD&A(b)	$ 2.61	$ 2.68	(3)%

(a)
Excludes stock-based compensation, one-time settlements, and amortization of deferred financing costs.
(b)
May not add due to rounding.

The following table details Range’s average production and realized pricing for third quarter 2022(a):

	3Q22 Production & Realized Pricing
	Natural Gas (Mcf)	Oil (Bbl)	NGLs (Bbl)	Natural Gas Equivalent (Mcfe)

Net production per day	1,487,640	7,098	100,387	2,132,550

Average NYMEX price	$ 8.19	$91.55	$ 36.83
Differential, including basis hedging	(0.38)	(6.86)	(1.53)
Realized prices before NYMEX hedges	7.81	84.69	35.30	7.40
Settled NYMEX hedges	(3.39)	(29.28)	0.44	(2.45)
Average realized prices after hedges	$ 4.42	$ 55.41	$ 35.74	$ 4.95

(a)
May not add due to rounding

Third quarter 2022 natural gas, NGLs and oil price realizations (including the impact of cash-settled hedges and derivative settlements) averaged $4.95 per mcfe.

•
The average natural gas price, including the impact of basis hedging, was $7.81 per mcf, or a ($0.38) per mcf differential to NYMEX. Natural gas realizations for Range have remained strong in recent months, and as a result, the Company is improving guidance for average 2022 natural gas differentials versus NYMEX to an expected range of ($0.30) to ($0.35) per mcf.

•
Range’s pre-hedge NGL price for 3Q was $35.30 per barrel, an increase of $1.25 versus the prior year quarter and approximately $1.53 below the Mont Belvieu weighted equivalent. During the third quarter, the spread between European naphtha and Mont Belvieu ethane prices decreased considerably. This change in relative pricing for a portion of Range’s sales was the primary driver of Range’s discount to Mont Belvieu for the quarter. The Company expects a slight improvement to its fourth quarter differential and further improvement into 2023 based on forward commodity pricing.

•
Crude oil and condensate price realizations, before realized hedges, averaged $84.69 per barrel, or $6.86 below WTI (West Texas Intermediate). Range continues to expect the 2022 condensate differential to average $6.00-$8.00 below WTI.

Financial Position and Share Buyback

During the third quarter, Range purchased 5.7 million shares at an average price of approximately $29.41 per share. On October 21st, Range’s Board of Directors authorized a $1 billion increase to the Company’s share repurchase program. Range currently has approximately 242 million shares outstanding and $1.2 billion of availability on the share repurchase program.

As of September 30, 2022, Range had net debt outstanding of approximately $2.2 billion, consisting of $2.4 billion of senior notes and $157 million in cash. On a trailing twelve-month basis, Range’s leverage ratio, defined as Net-Debt-to-EBITDAX, was approximately 1.0x, with further improvement expected over the coming quarters.

Capital Expenditures

Third quarter 2022 drilling and completion expenditures were $133 million. In addition, during the quarter, $5 million was invested in acreage leasehold and gathering systems. Third quarter capital spending represents approximately 29% of Range’s total capital budget in 2022. Total capital expenditures year to date were $382 million at the end of the third quarter. Range expects capital expenditures to trend toward the upper end of its full-year 2022 capital spending guidance of $460 million to $480 million.

Production and Operational Activity

Production for third quarter was 2.13 Bcfe per day, representing a 3% increase over second quarter 2022. The Company expects a similar production increase in the fourth quarter. This will place Range near the low-end of annual guidance of 2.12 – 2.16 Bcfe per day, despite unplanned third-party midstream maintenance that impacted third and fourth quarter volumes. The Company is currently producing approximately 2.2 Bcfe per day.

The table below summarizes expected 2022 activity regarding the number of wells to sales in each area.

	Wells TIL 3Q 2022	Calendar 2022 Planned TIL	Remaining 2022
SW PA Super-Rich	0	7	3
SW PA Wet	8	21	7
SW PA Dry	4	26	6
NE PA Dry	6	9	3
Total Wells	18	63	19

Guidance – 2022

Capital & Production Guidance

As previously noted, Range is targeting holding production approximately flat at 2.12 – 2.16 Bcfe per day, approximately 30% attributed to liquids production, with expectations at the lower end of guidance for the full year 2022 given timing of third-party infrastructure maintenance. Range’s 2022 all-in capital budget is $460 million - $480 million with expectations at the upper end of the guidance.

Updated Full Year 2022 Expense Guidance

Direct operating expense:	$0.09 — $0.11 per mcfe
Transportation, gathering, processing and compression expense:	$1.56 — $1.64 per mcfe
Production tax expense:	$0.04 — $0.05 per mcfe
Exploration expense:	$22 — $28 million
G&A expense:	$0.15 — $0.17 per mcfe
Interest expense:	$0.19 — $0.21 per mcfe
DD&A expense:	$0.46 — $0.50 per mcfe
Net brokered gas marketing expense:	$10 — $15 million

Updated Price Guidance

Based on recent market indications, Range expects to average the following price differentials for its production.

FY 2022 Natural Gas:(1)	NYMEX minus $0.30 to $0.35
4Q 2022 Natural Gas Liquids (including ethane):(2)	MB minus $0.50 — $1.50 per barrel
FY 2022 Oil/Condensate:	WTI minus $6.00 to $8.00

(1) Including basis hedging

(2) Mont Belvieu-equivalent pricing based on weighting of 53% ethane, 27% propane, 7% normal butane, 4% iso-butane and 9% natural gasoline.

Hedging Status

Range hedges portions of its expected future production volumes to increase the predictability of cash flow and to help improve and maintain a strong, flexible financial position. Please see the detailed hedging schedule posted on the Range website under Investor Relations - Financial Information.

Range has also hedged Marcellus and other basis differentials for natural gas to limit volatility between benchmark and regional prices. The combined fair value of natural gas basis hedges as of September 30, 2022, was a net gain of $23.8 million.

Conference Call Information

A conference call to review the financial results is scheduled on Tuesday, October 25 at 8:00 AM Central Time (9:00 AM Eastern Time). Please click here to pre-register for the conference call and obtain a dial in number with passcode.

A simultaneous webcast of the call may be accessed at www.rangeresources.com. The webcast will be archived for replay on the Company's website until November 24th.

Non-GAAP Financial Measures

Adjusted net income comparable to analysts’ estimates as set forth in this release represents income or loss from operations before income taxes adjusted for certain non-cash items (detailed in the accompanying table) less income taxes. We believe adjusted net income comparable to analysts’ estimates is calculated on the same basis as analysts’ estimates and that many investors use this published research in making investment decisions and evaluating operational trends of the Company and its performance relative to other oil and gas producing companies. Diluted earnings per share (adjusted) as set forth in this release represents adjusted net income comparable to analysts’ estimates on a diluted per share basis. A table is included which reconciles income or loss from operations to adjusted net income comparable to analysts’ estimates and diluted earnings per share (adjusted). On its website, the Company provides additional comparative information on prior periods along with non-GAAP revenue disclosures.

Cash flow from operations before changes in working capital (sometimes referred to as “adjusted cash flow”) as defined in this release represents net cash provided by operations before changes in working capital and exploration expense adjusted for certain non-cash compensation items. Cash flow from operations before changes in working capital is widely accepted by the investment community as a financial indicator of an oil and gas company’s ability to generate cash to internally fund exploration and development activities and to service debt. Cash flow from operations before changes in working capital is also useful because it is widely used by professional research analysts in valuing, comparing, rating and providing investment recommendations of companies in the oil and gas exploration and production industry. In turn, many investors use this published research in making investment decisions. Cash flow from operations before changes in working capital is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operations, investing, or financing activities as an indicator of cash flows, or as a measure of liquidity. A table is included which reconciles net cash provided by operations to cash flow from operations before changes in working capital as used in this release. On its website, the Company provides additional comparative information on prior periods for cash flow, cash margins and non-GAAP earnings as used in this release.

The cash prices realized for oil and natural gas production, including the amounts realized on cash-settled derivatives and net of transportation, gathering, processing and compression expense, is a critical component in the Company’s performance tracked by investors and professional research analysts in valuing, comparing, rating and providing investment recommendations and forecasts of companies in the oil and gas exploration and production industry. In turn, many investors use this published research in making investment decisions. Due to the GAAP disclosures of various derivative transactions and third-party transportation, gathering, processing and compression expense, such information is now reported in various lines of the income statement. The Company believes that it is important to furnish a table reflecting the details of the various components of each income statement line to better inform the reader of the details of each amount and provide a summary of the realized cash-settled amounts and third-party transportation, gathering, processing and compression expense, which were historically reported as natural gas, NGLs and oil sales. This information is intended to bridge the gap between various readers’ understanding and fully disclose the information needed.

The Company discloses in this release the detailed components of many of the single line items shown in the GAAP financial statements included in the Company’s Annual or Quarterly Reports on Form 10-K or 10-Q. The Company believes that it is important to furnish this detail of the various components comprising each line of the Statements of Operations to better inform the reader of the details of each amount, the changes between periods and the effect on its financial results.

We believe that the presentation of PV10 value of our proved reserves is a relevant and useful metric for our investors as supplemental disclosure to the standardized measure, or after-tax amount, because it presents the discounted future net cash flows attributable to our proved reserves before taking into account future corporate income taxes and our current tax structure. While the standardized measure is dependent on the unique tax situation of each company, PV10 is based on prices and discount factors that are consistent for all companies. Because of this, PV10 can be used within the industry and by credit and security analysts to evaluate estimated net cash flows from proved reserves on a more comparable basis.

RANGE RESOURCES CORPORATION (NYSE: RRC) is a leading U.S. independent natural gas and NGL producer with operations focused on stacked-pay projects in the Appalachian Basin. The Company is headquartered in Fort Worth, Texas. More information about Range can be found at www.rangeresources.com.

Included within this release are certain “forward-looking statements” within the meaning of the federal securities laws, including the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, that are not limited to historical facts, but reflect Range’s current beliefs, expectations or intentions regarding future events. Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “outlook”, “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” and similar expressions are intended to identify such forward-looking statements.

All statements, except for statements of historical fact, made within regarding activities, events or developments the Company expects, believes or anticipates will or may occur in the future, such as those regarding future well costs, expected asset sales, well productivity, future liquidity and financial resilience, anticipated exports and related financial impact, NGL market supply and demand, improving commodity fundamentals and pricing, future capital efficiencies, future shareholder value, emerging plays, capital spending, anticipated drilling and completion activity, acreage prospectivity, expected pipeline utilization and future guidance information, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management's assumptions and Range's future performance are subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements. Further information on risks and uncertainties is available in Range's filings with the Securities and Exchange Commission (SEC), including its most recent Annual Report on Form 10-K. Unless required by law, Range undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.

The SEC permits oil and gas companies, in filings made with the SEC, to disclose proved reserves, which are estimates that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions as well as the option to disclose probable and possible reserves. Range has elected not to disclose its probable and possible reserves in its filings with the SEC. Range uses certain broader terms such as "resource potential,” “unrisked resource potential,” "unproved resource potential" or "upside" or other descriptions of volumes of resources potentially recoverable through additional drilling or recovery techniques that may include probable and possible reserves as defined by the SEC's guidelines. Range has not attempted to distinguish probable and possible reserves from these broader classifications. The SEC’s rules prohibit us from including in filings with the SEC these broader classifications of reserves. These estimates are by their nature more speculative than estimates of proved, probable and possible reserves and accordingly are subject to substantially greater risk of actually being realized. Unproved resource potential refers to Range's internal estimates of hydrocarbon quantities that may be potentially discovered through exploratory drilling or recovered with additional drilling or recovery techniques and have not been reviewed by independent engineers. Unproved resource potential does not constitute reserves within the meaning of the Society of Petroleum Engineer's Petroleum Resource Management System and does not include proved reserves. Area wide unproven resource potential has not been fully risked by Range's management. “EUR”, or estimated ultimate recovery, refers to our management’s estimates of hydrocarbon quantities that may be recovered from a well completed as a producer in the area. These quantities may not necessarily constitute or represent reserves within the meaning of the Society of Petroleum Engineer’s Petroleum Resource Management System or the SEC’s oil and natural gas disclosure rules. Actual quantities that may be recovered from Range's interests could differ substantially. Factors affecting ultimate recovery include the scope of Range's drilling program, which will be directly affected by the availability of capital, drilling and production costs, commodity prices, availability of drilling services and equipment, drilling results, lease expirations, transportation constraints, regulatory approvals, field spacing rules, recoveries of gas in place, length of horizontal laterals, actual drilling results, including geological and mechanical factors affecting recovery rates and other factors. Estimates of resource potential may change significantly as development of our resource plays provides additional data.

In addition, our production forecasts and expectations for future periods are dependent upon many assumptions, including estimates of production decline rates from existing wells and the undertaking and outcome of future drilling activity, which may be affected by significant commodity price declines or drilling cost increases. Investors are urged to consider closely the disclosure in our most recent Annual Report on Form 10-K, available from our website at www.rangeresources.com or by written request to 100 Throckmorton Street, Suite 1200, Fort Worth, Texas 76102. You can also obtain this Form 10-K on the SEC’s website at www.sec.gov or by calling the SEC at 1-800-SEC-0330.

SOURCE: Range Resources Corporation

Range Investor Contact:

Laith Sando, Vice President – Investor Relations

817-869-4267

lsando@rangeresources.com

Range Media Contact:

Mark Windle, Director of Corporate Communications
724-873-3223
mwindle@rangeresources.com

RANGE RESOURCES CORPORATION

STATEMENTS OF OPERATIONS
Based on GAAP reported earnings with additional
details of items included in each line in Form 10-Q
(Unaudited, in thousands, except per share data)
	Three Months Ended September 30,			Nine Months Ended September 30,
	2022	2021	%	2022	2021	%

Revenues and other income:
Natural gas, NGLs and oil sales (a)	$1,435,152	$849,305		$3,824,395	$2,074,507
Derivative fair value loss	(457,708)	(652,220)		(1,636,687)	(959,782)
Brokered natural gas, marketing and other (b)	132,681	105,312		326,441	247,337
ARO settlement gain (loss) (b)	8	(3)		8	(3)
Other (b)	412	245		2,267	1,334
Total revenues and other income	1,110,545	302,639	267%	2,516,424	1,363,393	85%

Costs and expenses:
Direct operating	20,918	19,926		60,545	56,667
Direct operating – stock-based compensation (c)	372	319		1,083	986
Transportation, gathering, processing and compression	323,019	296,510		941,213	853,684
Transportation, gathering, processing and compression – settlements	—	—		7,500	—
Production and ad valorem taxes	8,428	7,140		22,486	20,179
Brokered natural gas and marketing	126,622	105,392		328,649	245,838
Brokered natural gas and marketing – stock-based compensation (c)	663	446		1,868	1,339
Exploration	7,105	5,513		18,540	15,331
Exploration – non-cash stock-based compensation (c)	393	368		1,163	1,116
Abandonment and impairment of unproved properties	3,186	2,000		12,319	7,206
General and administrative	30,714	31,398		94,695	90,300
General and administrative – stock-based compensation (c)	10,402	9,845		32,245	28,632
General and administrative – lawsuit settlements	81	7,818		776	8,375
General and administrative – bad debt expense	—	—		—	—
Exit and termination costs	11,065	11,789		58,249	9,557
Exit and termination costs – stock-based compensation (c)	—	—		—	—
Deferred compensation plan (d)	5,795	34,278		59,917	89,551
Interest expense	37,173	54,483		121,137	164,039
Interest expense – amortization of deferred financing costs (c)	1,563	2,326		6,775	6,935
Loss on early extinguishment of debt	—	—		69,232	98
Depletion, depreciation and amortization	90,471	93,116		262,573	272,128
Impairment of proved property	—	—		—	—
Gain on sale of assets	(135)	(78)		(548)	(724)
Total costs and expenses	677,835	682,589	-1%	2,100,417	1,871,237	12%

Income (loss) before income taxes	432,710	(379,950)	214%	416,007	(507,844)	182%

Income tax expense (benefit):
Current	6,981	4,484		20,732	7,221
Deferred	52,642	(34,167)		26,141	(35,477)
	59,623	(29,683)		46,873	(28,256)

Net income (loss)	$373,087	$(350,267)	207%	$369,134	$(479,588)	177%

Net Income (Loss) Per Common Share:
Basic	$1.52	$(1.44)		$1.48	$(1.98)
Diluted	$1.49	$(1.44)		$1.45	$(1.98)

Weighted average common shares outstanding, as reported:
Basic	239,768	243,311	-1%	242,850	242,692	0%
Diluted	245,023	243,311	1%	248,360	242,692	2%

(a) See separate natural gas, NGLs and oil sales information table.

(b) Included in Brokered natural gas, marketing and other revenues in the 10-Q.

(c) Costs associated with stock compensation and restricted stock amortization, which have been reflected in the categories associated with the direct personnel costs, which are combined with the cash costs in the 10-Q.

(d) Reflects the change in market value of the vested Company stock held in the deferred compensation plan.

(e) Included in interest expense in the 10-Q.

RANGE RESOURCES CORPORATION

BALANCE SHEETS
(In thousands)	September 30,	December 31,
	2022	2021
	(Unaudited)	(Audited)
Assets
Current assets	$825,016	$730,927
Derivative assets	50,772	44,339
Natural gas and oil properties, successful efforts method	5,871,600	5,754,656
Transportation and field assets	2,732	3,494
Operating lease right-of-use assets	96,567	40,832
Other	73,089	86,259
	$6,919,776	$6,660,507

Liabilities and Stockholders’ Equity
Current liabilities	$903,623	$766,371
Asset retirement obligations	5,310	5,310
Derivative liabilities	652,585	162,767
Current maturities of long-term debt	528,149	218,017

Bank debt	—	—
Senior notes	1,831,675	2,707,770
Total debt	1,831,675	2,707,770

Deferred tax liability	143,814	117,642
Derivative liabilities	155,995	8,216
Deferred compensation liability	85,750	137,102
Operating lease liabilities	37,458	24,861
Asset retirement obligations and other liabilities	99,268	101,509
Divestiture contract obligation	312,665	325,279

Common stock and retained earnings	2,502,298	2,115,820
Other comprehensive loss	37	(150)
Common stock held in treasury stock	(338,851)	(30,007)
Total stockholders’ equity	2,163,484	2,085,663
	$6,919,776	$6,660,507

RECONCILIATION OF TOTAL REVENUES AND OTHER INCOME TO TOTAL REVENUE EXCLUDING CERTAIN ITEMS, a non-GAAP measure
(Unaudited, in thousands)
	Three Months Ended September 30,			Nine Months Ended September 30,
	2022	2021	%	2022	2021	%

Total revenues and other income, as reported	$1,110,545	$302,639	267%	$2,516,424	$1,363,393	85%
Adjustment for certain special items:
Total change in fair value related to derivatives prior to settlement (gain) loss	(6,969)	492,763		631,165	720,617
ARO settlement (gain) loss	(8)	3		(8)	3
Total revenues, as adjusted, non-GAAP	$1,103,568	$795,405	39%	$3,147,581	$2,084,013	51%

RANGE RESOURCES CORPORATION

CASH FLOWS FROM OPERATING ACTIVITIES
(Unaudited in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Net income (loss)	$373,087	$(350,267)	$369,134	$(479,588)
Adjustments to reconcile net cash provided from continuing operations:
Deferred income tax expense (benefit)	52,642	(34,167)	26,141	(35,477)
Depletion, depreciation, amortization and impairment	90,471	93,116	262,573	272,128
Abandonment and impairment of unproved properties	3,186	2,000	12,319	7,206
Derivative fair value loss	457,708	652,220	1,636,687	959,782
Cash settlements on derivative financial instruments	(464,677)	(159,457)	(1,005,522)	(239,165)
Divestiture contract obligation, including accretion, net of gain	10,930	11,602	57,791	8,467
Allowance for bad debts	—	—	—	—
Amortization of deferred issuance costs and other	1,401	1,994	6,521	6,253
Deferred and stock-based compensation	17,242	44,833	95,397	119,946
(Gain) loss on sale of assets and other	(135)	(78)	(548)	(724)
Loss on early extinguishment of debt	—	—	69,232	98

Changes in working capital:
Accounts receivable	(25,446)	(67,066)	(132,644)	(116,204)
Other current assets	3,621	(2,695)	(19,478)	(3,574)
Accounts payable	15,918	13,073	52,292	34,313
Accrued liabilities and other	(14,979)	(13,254)	(177,806)	(58,172)
Net changes in working capital	(20,886)	(69,942)	(277,636)	(143,637)
Net cash provided from operating activities	$520,969	$191,854	$1,252,089	$475,289

RECONCILIATION OF NET CASH PROVIDED FROM OPERATING ACTIVITIES, AS REPORTED, TO CASH FLOW FROM OPERATIONS BEFORE CHANGES IN WORKING CAPITAL, a non-GAAP measure
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net cash provided from operating activities, as reported	$520,969	$191,854	$1,252,089	$475,289
Net changes in working capital	20,886	69,942	277,636	143,637
Exploration expense	7,105	5,513	18,540	15,331
Lawsuit settlements	81	7,818	776	8,375
Transportation, gathering, processing and compression settlements	—	—	7,500	—
Non-cash compensation adjustment and other	688	945	1,599	3,453
Cash flow from operations before changes in working capital – non-GAAP measure	$549,729	$276,072	$1,558,140	$646,085

ADJUSTED WEIGHTED AVERAGE SHARES OUTSTANDING
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Basic:
Weighted average shares outstanding	245,468	249,780	249,038	249,268
Stock held by deferred compensation plan	(5,700)	(6,469)	(6,188)	(6,576)
Adjusted basic	239,768	243,311	242,850	242,692

Dilutive:
Weighted average shares outstanding	245,468	249,780	249,038	249,268
Dilutive stock options under treasury method	(445)	(6,469)	(678)	(6,576)
Adjusted dilutive	245,023	243,311	248,360	242,692

RANGE RESOURCES CORPORATION

RECONCILIATION OF NATURAL GAS, NGLs AND OIL SALES AND DERIVATIVE FAIR VALUE INCOME (LOSS) TO CALCULATED CASH REALIZED NATURAL GAS, NGLs AND OIL PRICES WITH AND WITHOUT THIRD PARTY TRANSPORTATION, GATHERING AND COMPRESSION FEES, a non-GAAP measure

(Unaudited, in thousands, except per unit data)
	Three Months Ended September 30,			Nine Months Ended September 30,
	2022	2021	%	2022	2021	%
Natural gas, NGL and oil sales components:
Natural gas sales	$1,053,863	$494,917		$2,593,540	$1,152,283
NGL sales	325,989	309,232		1,039,057	795,173
Oil sales	55,300	45,156		191,798	127,051
Total oil and gas sales, as reported	$1,435,152	$849,305	69%	$3,824,395	$2,074,507	84%

Derivative fair value loss, as reported:	$(457,708)	$(652,220)		$(1,636,687)	$(959,782)
Cash settlements on derivative financial instruments – (gain) loss:
Natural gas	449,713	123,932		916,518	132,794
NGLs	(4,150)	26,142		18,673	77,899
Crude Oil	19,114	9,383		70,331	28,472
Total change in fair value related to derivatives prior to settlement, a non-GAAP measure	$6,969	$(492,763)		$(631,165)	$(720,617)

Transportation, gathering, processing and compression components:
Natural gas	$176,324	$165,864		$513,548	$486,161
NGLs	146,695	130,221		435,154	366,649
Oil	—	425		11	874
Total transportation, gathering, processing and compression, as reported	$323,019	$296,510		$948,713	$853,684

Natural gas, NGL and oil sales, including cash-settled derivatives: (c)
Natural gas sales	$604,150	$370,985		$1,677,022	$1,019,489
NGL sales	330,139	283,090		1,020,384	717,274
Oil sales	36,186	35,773		121,467	98,579
Total	$970,475	$689,848	41%	2,818,873	1,835,342	54%

Production of oil and gas during the periods (a):
Natural gas (mcf)	136,862,857	137,713,717	-1%	399,834,208	399,929,389	0%
NGL (bbl)	9,235,626	9,080,902	2%	26,473,922	26,977,257	-2%
Oil (bbl)	653,000	710,914	-8%	2,099,630	2,245,972	-7%
Gas equivalent (mcfe) (b)	196,194,613	196,464,613	0%	571,275,520	575,268,763	-1%

Production of oil and gas – average per day (a):
Natural gas (mcf)	1,487,640	1,496,888	-1%	1,464,594	1,464,943	0%
NGL (bbl)	100,387	98,705	2%	96,974	98,818	-2%
Oil (bbl)	7,098	7,727	-8%	7,691	8,227	-7%
Gas equivalent (mcfe) (b)	2,132,550	2,135,485	0%	2,092,584	2,107,212	-1%

Average prices, excluding derivative settlements and before third party transportation costs:
Natural gas (mcf)	$7.70	$3.59	114%	$6.49	$2.88	125%
NGL (bbl)	$35.30	$34.05	4%	$39.25	$29.48	33%
Oil (bbl)	$84.69	$63.52	33%	$91.35	$56.57	61%
Gas equivalent (mcfe) (b)	$7.31	$4.32	69%	$6.69	$3.61	86%

Average prices, including derivative settlements before third party transportation costs: (c)
Natural gas (mcf)	$4.41	$2.69	64%	$4.19	$2.55	65%
NGL (bbl)	$35.75	$31.17	15%	$38.54	$26.59	45%
Oil (bbl)	$55.42	$50.32	10%	$57.85	$43.89	32%
Gas equivalent (mcfe) (b)	$4.95	$3.51	41%	$4.93	$3.19	55%

Average prices, including derivative settlements and after third party transportation costs: (d)
Natural gas (mcf)	$3.13	$1.49	110%	$2.91	$1.33	118%
NGL (bbl)	$19.86	$16.83	18%	$22.11	$13.00	70%
Oil (bbl)	$55.41	$49.72	11%	$57.85	$43.50	33%
Gas equivalent (mcfe) (b)	$3.30	$2.00	64%	$3.27	$1.71	91%

Transportation, gathering and compression expense per mcfe	$1.65	$1.51	9%	$1.66	$1.48	12%

(a) Represents volumes sold regardless of when produced.

(b) Oil and NGLs are converted at the rate of one barrel equals six mcfe based upon the approximate relative energy content of oil to natural gas, which is not necessarily indicative of the relationship of oil and natural gas prices.

(c) Excluding third party transportation, gathering and compression costs.

(d) Net of transportation, gathering and compression costs.

RANGE RESOURCES CORPORATION

RECONCILIATION OF INCOME BEFORE INCOME TAXES AS REPORTED TO INCOME BEFORE INCOME TAXES EXCLUDING CERTAIN ITEMS, a non-GAAP measure
(Unaudited, in thousands, except per share data)
	Three Months Ended September 30,			Nine Months Ended September 30,
	2022	2021	%	2022	2021	%

Income (loss) from operations before income taxes, as reported	$432,710	$(379,950)	214%	$416,007	$(507,844)	182%
Adjustment for certain special items:
Gain on sale of assets	(135)	(78)		(548)	(724)
(Gain) loss on ARO settlements	(8)	3		(8)	3
Change in fair value related to derivatives prior to settlement	(6,969)	492,763		631,165	720,617
Abandonment and impairment of unproved properties	3,186	2,000		12,319	7,206
Loss on early extinguishment of debt	—	—		69,232	98
Transportation, gathering, processing and compression settlements	—	—		7,500	—
Lawsuit settlements	81	7,818		776	8,375
Exit and termination costs	11,065	11,789		58,249	9,557
Brokered natural gas and marketing – non-cash stock-based compensation	663	446		1,868	1,339
Direct operating – non-cash stock-based compensation	372	319		1,083	986
Exploration expenses – non-cash stock-based compensation	393	368		1,163	1,116
General & administrative – non-cash stock-based compensation	10,402	9,845		32,245	28,632
Deferred compensation plan – non-cash adjustment	5,795	34,278		59,917	89,551

Income before income taxes, as adjusted	457,555	179,601	155%	1,290,968	358,912	260%

Income tax expense, as adjusted
Current	6,981	4,484		20,732	7,221
Deferred (a)	114,389	44,900		322,742	89,728

Net income excluding certain items, a non-GAAP measure	$336,185	$130,217	158%	$947,494	$261,963	262%

Non-GAAP income per common share
Basic	$1.40	$0.54	159%	$3.90	$1.08	261%
Diluted	$1.37	$0.52	163%	$3.82	$1.05	264%

Non-GAAP diluted shares outstanding, if dilutive	245,023	249,607		248,360	248,620

(a) Deferred taxes are estimated to be approximately 25% for 2022 and 2021.

RANGE RESOURCES CORPORATION

RECONCILIATION OF NET INCOME (LOSS), EXCLUDING CERTAIN ITEMS AND ADJUSTMENT EARNINGS PER SHARE, non-GAAP measures
(In thousands, except per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Net income (loss), as reported	$373,087	$(350,267)	$369,134	$(479,588)
Adjustment for certain special items:
Gain on sale of assets	(135)	(78)	(548)	(724)
Loss (gain) on ARO settlements	(8)	3	(8)	3
Loss on early extinguishment of debt	—	—	69,232	98
Change in fair value related to derivatives prior to settlement	(6,969)	492,763	631,165	720,617
Transportation, gathering, processing and compression settlements	—	—	7,500	—
Abandonment and impairment of unproved properties	3,186	2,000	12,319	7,206
Lawsuit settlements	81	7,818	776	8,375
Exit and termination costs	11,065	11,789	58,249	9,557
Non-cash stock-based compensation	11,830	10,978	36,359	32,073
Deferred compensation plan	5,795	34,278	59,917	89,551
Tax impact	(61,747)	(79,067)	(296,601)	(125,205)

Net income excluding certain items, a non-GAAP measure	$336,185	$130,217	$947,494	$261,963

Net income (loss) per diluted share, as reported	$1.49	$(1.44)	$1.45	$(1.98)
Adjustment for certain special items per diluted share:
(Gain) loss on sale of assets	(0.00)	(0.00)	(0.00)	(0.00)
Loss (gain) on ARO settlements	0.00	0.00	0.00	0.00
Loss on early extinguishment of debt	—	—	0.28	0.00
Change in fair value related to derivatives prior to settlement	(0.03)	1.97	2.54	2.90
Transportation, gathering, processing and compression settlements	—	—	0.03	—
Abandonment and impairment of unproved properties	0.01	0.01	0.05	0.03
Lawsuit settlements	0.00	0.03	0.00	0.03
Exit and termination costs	0.05	0.05	0.23	0.04
Non-cash stock-based compensation	0.05	0.04	0.15	0.13
Deferred compensation plan	0.02	0.14	0.24	0.36
Adjustment for rounding differences	—	—	0.01	(0.01)
Tax impact	(0.25)	(0.32)	(1.19)	(0.50)
Dilutive share impact (rabbi trust and other)	0.03	0.04	0.03	0.05

Net income per diluted share, excluding certain items, a non-GAAP measure	$1.37	$0.52	$3.82	$1.05

Adjusted earnings per share, a non-GAAP measure:
Basic	$1.40	$0.54	$3.90	$1.08
Diluted	$1.37	$0.52	$3.82	$1.05

RANGE RESOURCES CORPORATION

RECONCILIATION OF CASH MARGIN PER MCFE, a non-GAAP measure
(Unaudited, in thousands, except per unit data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Revenues
Natural gas, NGL and oil sales, as reported	$1,435,152	$849,305	$3,824,395	$2,074,507
Derivative fair value income loss, as reported	(457,708)	(652,220)	(1,636,687)	(959,782)
Less non-cash fair value (gain) loss	(6,969)	492,763	631,165	720,617
Brokered natural gas and marketing and other, as reported	133,101	105,554	328,716	248,668
Less ARO settlement and other (gains) losses	(420)	(242)	(2,275)	(1,331)
Cash revenue applicable to production	1,103,156	795,160	3,145,314	2,082,679

Expenses
Direct operating, as reported	21,290	20,245	61,628	57,653
Less direct operating stock-based compensation	(372)	(319)	(1,083)	(986)
Transportation, gathering and compression, as reported	323,019	296,510	948,713	853,684
Less transportation, gathering and compression settlements	—	—	(7,500)	—
Production and ad valorem taxes, as reported	8,428	7,140	22,486	20,179
Brokered natural gas and marketing, as reported	127,285	105,838	330,517	247,177
Less brokered natural gas and marketing stock-based compensation	(663)	(446)	(1,868)	(1,339)
General and administrative, as reported	41,197	49,061	127,716	127,307
Less G&A stock-based compensation	(10,402)	(9,845)	(32,245)	(28,632)
Less lawsuit settlements	(81)	(7,818)	(776)	(8,375)
Interest expense, as reported	38,736	56,809	127,912	170,974
Less amortization of deferred financing costs	(1,563)	(2,326)	(6,775)	(6,935)
Cash expenses	546,874	514,849	1,568,725	1,430,707

Cash margin, a non-GAAP measure	$556,282	$280,311	$1,576,589	$651,972

Mmcfe produced during period	196,195	196,465	571,276	575,269

Cash margin per mcfe	$2.84	$1.43	$2.76	$1.13

RECONCILIATION OF INCOME (LOSS) BEFORE INCOME TAXES TO CASH MARGIN
(Unaudited, in thousands, except per unit data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Income (loss) before income taxes, as reported	$432,710	$(379,950)	$416,007	$(507,844)
Adjustments to reconcile income (loss) before income taxes to cash margin:
ARO settlements and other gains	(420)	(242)	(2,275)	(1,331)
Derivative fair value loss	457,708	652,220	1,636,687	959,782
Net cash receipts on derivative settlements	(464,677)	(159,457)	(1,005,522)	(239,165)
Transportation, gathering and compression settlements	—	—	7,500	—
Exploration expense	7,105	5,513	18,540	15,331
Lawsuit settlements	81	7,818	776	8,375
Exit and termination costs	11,065	11,789	58,249	9,557
Deferred compensation plan	5,795	34,278	59,917	89,551
Stock-based compensation (direct operating, brokered natural gas and marketing, general and administrative and termination costs)	11,830	10,978	36,359	32,073
Interest – amortization of deferred financing costs	1,563	2,326	6,775	6,935
Depletion, depreciation and amortization	90,471	93,116	262,573	272,128
Gain on sale of assets	(135)	(78)	(548)	(724)
Loss on early extinguishment of debt	—	—	69,232	98
Abandonment and impairment of unproved properties	3,186	2,000	12,319	7,206
Cash margin, a non-GAAP measure	$556,282	$280,311	$1,576,589	$651,972